Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the
Allianz Variable Insurance Products Fund of Funds Trust:

We consent to the incorporation by reference in this Registration Statement on Form N-14 under the Securities Act of 1933 our reports on the Allianz Variable Insurance Products Fund of Funds Trust dated February 26, 2013.  We also consent to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ KPMG LLP

Columbus, Ohio
March 5, 2013